Exhibit 99.3

E 4:9 Holdings, LLC

Unaudited Condensed Consolidated Financial Statements

For The Quarterly Period Ended March 31, 2021

Table of Contents

Page

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets	1

Unaudited Condensed Consolidated Statements of Operations	2

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity	3

Unaudited Condensed Consolidated Statements of Cash Flows	4

Notes to the Unaudited Condensed Consolidated Financial Statements	5-18

E 4:9 Holdings, LLC

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$2,518,325	$2,788,582
Restricted cash	253,848	265,709
Account receivable, net	596,980	478,723
Derivative assets	241,035	323,013
Mortgage loans held for sale, at fair value	10,030,015	15,315,946
Total current assets	13,640,203	19,171,973

Property and equipment, net	358,791	345,230

Other assets
Intangibles, net	4,506,036	4,743,155
Right-of-use assets	1,567,003	1,696,548
Other assets	62,560	44,635
Total other assets	6,135,599	6,484,338

Total assets	$20,134,593	$26,001,541
Liabilities and Members' Equity
Current liabilities
Accounts payable	$296,816	$570,049
Accrued expenses	291,366	229,001
Derivative liabilities	241,726	130,625
Warehouse lines of credit	9,504,850	14,501,547
Other liabilities	45,649	65,567
Operating lease liability, current portion	308,177	439,640
Current portion of long-term debt	795,942	769,644
Total current liabilities	11,484,526	16,706,073

Long-term liabilities
Operating lease liability, net of current portion	1,281,924	1,281,926
Paycheck Protection Program loan payable	75,600	474,259
Long-term debt, net of current portion	4,735,033	4,909,951
Total long-term liabilities	6,092,557	6,666,136

Total liabilities	17,577,083	23,372,209

Members' equity
E 4:9 Holdings, LLC members' equity	2,321,012	2,357,121
Noncontrolling interest	236,498	272,211
Total members' equity	2,557,510	2,629,332

Total liabilities and members' equity	$20,134,593	$26,001,541

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

E 4:9 Holdings, LLC

Unaudited Condensed Consolidated Statements of Operations

For the Three Months Ended March 31

	2021	2020
Revenues
Gain on sale of mortgage loans, net of direct cost of $564,739 and $717,765	$1,749,481	$621,747
Retail origination fees, net of direct costs of $273,350 and $118,228	(45,116)	45,003
Interest income	117,153	48,679
Lead generation income, net of direct costs of $0 and $53,195	-	2,681
Consulting income	98,007	161,555
Commission income	1,846,178	-

Total revenues	3,765,703	879,665

Selling, general and administrative expenses	4,168,186	1,156,895

Loss from operations	(402,483)	(277,230)

Other income (expense)
Gain from extinguishment of Paycheck Protection Program loan	474,259	-
Other income	42,038	-
Interest expense	(154,386)	(65,271)
Total other income (expense)	361,911	(65,271)

Consolidated net loss	(40,572)	(342,501)

Less: net loss attributable to noncontrolling interest	(4,463)	(113,299)

Net loss attributable to controlling interest	$(36,109)	$(229,202)

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

E 4:9 Holdings, LLC

Unaudited Condensed Consolidated Statements of Changes in Members’ Equity

For the Three Months Ended March 31

	E 4:9 Holdings, LLC		Total
	Members'	Noncontrolling	Members'
	Equity	Interest	Equity
Balance at January 1, 2020	$-	$-	$-

Ownership contribution, see note 1	1,352,404	622,921	1,975,325

Net loss	(229,202)	(113,299)	(342,501)

Member distributions	(130,480)	(84,673)	(215,153)

Balance at March 31, 2020	$992,722	$424,949	$1,417,671

	E 4:9 Holdings, LLC		Total
	Members'	Noncontrolling	Members'
	Equity	Interest	Equity
Balance at January 1, 2021	$2,357,121	$272,211	$2,629,332

Net loss	(36,109)	(4,463)	(40,572)

Member distributions	-	(31,250)	(31,250)

Balance at March 31, 2021	$2,321,012	$236,498	$2,557,510

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

E 4:9 Holdings, LLC

Unaudited Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31

	2021	2020
Cash flows from operating activities
Consolidated net loss	$(40,572)	$(342,501)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	237,119	-
Depreciation	20,577	8,080
Gain on sale of mortgage loans, net of direct costs	(1,749,481)	(621,747)
Gain on extinguishment of Paycheck Protection Program loan	(474,259)	-
(Increase) decrease in:
Accounts receivable	(118,257)	(31,171)
Derivative assets	81,978	(73,086)
Proceeds from sale and principal payments on mortgage loans held for sale	45,366,332	32,636,594
Originations and purchases of mortgage loans held for sale	(38,330,920)	(38,709,480)
Other assets	(19,845)	(63,024)
Increase (decrease) in:
Accounts payable	(273,233)	(36,739)
Accrued expenses	62,365	61,199
Derivative liabilities	111,101	528,223
Other liabilities	(19,918)	70,575

Net cash provided by (used in) operating activities	4,852,987	(6,573,077)

Cash flows from investing activities
Purchase of property and equipment	(34,138)	-

Net cash used in investing activities	(34,138)	-

Cash flows from financing activities
Member distributions	(31,250)	(215,153)
Member contributions	-	1,491,806
Proceeds from borrowing of Paycheck Protection Program loan	75,600	-
Net borrowings (payments) on line of credit	(4,996,697)	6,538,605
Payments on long-term debt	(148,620)	-

Net cash provided by (used in) financing activities	(5,100,967)	7,815,258

Net increase (decrease) in cash, cash equivalents, and restricted cash	(282,118)	1,242,181

Cash, cash equivalents, and restricted cash at beginning of year	3,054,291	-

Cash, cash equivalents, and restricted cash at end of year	$2,772,173	$1,242,181

Noncash investing and financing activities
Non-cash contributions	$-	$483,519

Supplemental disclosure of cash flow information
Cash paid for interest	$154,386	$65,271

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1. Nature of organization

E 4:9 Holdings, LLC (collectively with its subsidiaries, the “Company”) was formed on January 1, 2020. On January 1, 2020, the owners of Dagley Insurance Agency, LLC (DIA), Real Systems Sales Results, LP (RSSR), RSR CO Management, LLC (RSR CO), and Encompass Lending Management, LLC (ELM) and Encompass Lending Group, LP (ELG) contributed their ownership to E 4:9 Holdings, LLC in exchange for E 4:9 Holdings, LLC membership interest. As a result, E 4:9 Holdings, LLC owned 100% of its subsidiaries including DIA, RSSR, RSR CO, ELM and 67% of ELG. The resulting transfer, considered to be between entities under common control, is accounted for at historical net carrying value. On October 1, 2020, E 4:9 Holdings, LLC owned 89% of ELG following an additional 22% ownership contribution by the owners of ELG in exchange for additional E 4:9 Holdings, LLC membership interest.

ELG was organized in May 2008 as a Texas limited partnership. ELG originates residential loans in Texas, Kansas, Missouri, Florida, California, Louisiana, and Colorado.

RSSR was formed in June 2015 to provide leads and telemarketing services for other businesses.

DIA was formed in September 2019, as an insurance broker offering residential and commercial insurance through various carriers. DIA has offices in Texas and Colorado.

ELM was organized in May 2008 as a Texas limited liability company. ELM serves as the general partner for ELG.

RSR CO was organized in June 2015 as a Texas limited liability company. RSR CO serves as the general partner for RSSR.

Note 2. Summary of significant accounting policies

Principles of consolidation

The accompany unaudited condensed interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited condensed interim consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and statement of operations for the periods presented. These financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2020. The results of operations for any interim periods are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period.

The unaudited condensed interim consolidated financial statements include the accounts of the E 4:9 Holdings, LLC and its subsidiaries, DIA, RSSR, RSR CO, ELM, and ELG. All significant intercompany transactions and balances have been eliminated.

The operating results of entities included in the Company’s consolidated statements of operations as a result of business combinations only include the results of operations from the date of acquisition.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2. Summary of significant accounting policies, continued

Accounting estimates

When preparing consolidated financial statements in conformity with GAAP, management must make estimates and assumptions based on future events that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments, purchased with a maturity of three months or less, to be cash equivalents. The balances are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The balances of these accounts may from time to time exceed the federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts receivable

Accounts receivable are carried at the original invoice amount less an allowance for uncollectible receivables.

The Company estimates its allowance for uncollectible receivables for estimated losses resulting from the inability of its customers to make required payments by analyzing the aging of its customer receivables, its historical loss experience and other trends and factors affecting the credit risk of its customers. Write-offs occur when the Company determines an account to be uncollectible and could differ from its allowance estimate as a result of factors such as changes in the overall economic environment or risks surrounding its customers. Additional allowances may be required if the financial condition of customers were to deteriorate, resulting in their inability to make payments. The Company periodically reviews the underlying assumptions in its estimate of the allowance for uncollectible receivables to ensure that the allowance reflects the most recent trends and factors. As of March 31, 2021 and December 31, 2020, management believed no allowance for uncollectible receivables was necessary.

Mortgage loans held for sale

Mortgage loans held for sale represent loans that have forward sales commitments. Mortgage loans held for sale are carried at fair value under the fair value option with changes in fair value recorded in gain on sale of mortgage loans in the consolidated statements of operations. Net unrealized losses, if any, are recognized through a valuation allowance by charges to income. Realized losses are charged to expenses as incurred. The fair value of mortgage loans held for sale is typically calculated using observable market information, including pricing from actual market transactions, investor commitment prices and broker quotations. The fair value for mortgage loans held for sale covered by investor commitments is generally based on commitment prices. The fair value of mortgage loans held for sale not committed to an investor is generally based on current delivery prices using best execution pricing.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2. Summary of significant accounting policies, continued

Revenue recognition

The Company applies Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, and all subsequent amendments to the ASU (collectively, “ASC 606”), which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope and (ii) revises when it is appropriate to recognize a gain (loss) from the transfer of nonfinancial assets. Payment for the Company’s services that fall within the scope of ASC 606 are recognized as revenue as the Company satisfies its obligation to the customer.

ASC Topic 606 provides a five-step model for recognizing revenue from contracts with customers as follows:

•	Identify the contract with a customer
•	Identify the performance obligations in the contract
•	Determine the transaction price
•	Allocate the transaction price to the performance obligations in the contract
•	Recognize revenue when or as performance obligations are satisfied

The Company’s revenue streams are primarily composed of loans sold, loan origination fees, lead generation income, and commission income. Revenues from loans sold and retail origination fees are exempted from ASC 606. Origination and other fees are not specifically separable from the actual mortgage loans.

Gain on sale of mortgage loans represents the difference between the net sales proceeds and the carrying values of the mortgage loans sold and includes the servicing rights release premiums.

Retail origination fees are principally revenues earned from loan originations. Direct loan origination costs and fees associated with the loans are charged to expenses when the loans are sold. Interest income is interest earned on originated loans prior to the sale of the asset.

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets, such as through an agreement to repurchase them before their maturity.

Commission income and lead generation income are generated from providing professional services to clients. A single contract could include one or multiple performance obligations. For contracts that have multiple performance obligations, the Company allocates a portion of the transaction price to each performance obligation based on its relative standalone selling price, which is determined based on overall pricing objectives, taking into consideration market conditions and other factors.

Commission income is substantially recognized at a point in time on the effective date of the associated policies when control of the policy transfers to the client.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2. Summary of significant accounting policies, continued

Revenue recognition, continued

The Company is also eligible for certain contingent commissions from insurers based on the attainment of specified metrics (i.e. volume growth, loss ratios) related to the underlying policies placed. Revenue for contingent commissions is estimated based on historical and current evidence of achievement towards each insurer’s annual respective metrics and is recorded as the underlying policies that contribute to the achievement of the metric are placed. Due to the uncertainty of the amount of contingent consideration that will be received, the estimated revenue is constrained to an amount that is probable to not have a significant negative adjustment. Contingent consideration is generally received in the first quarter of the subsequent year.

The performance obligations related to lead generation are satisfied, and therefore the related revenue recognized, evenly over the course of the service period.

Total revenue accounted for under ASC 606 and recognized at a point in time and over time was as follows for the three months ended March 31:

	2021	2020
Revenue recognized at a point in time (commission income)	$1,846,178	$-
Revenue recognized over time (consulting income)	98,007	164,236
	$1,944,185	$164,236

Contract balances

The Company records accounts receivable when it has the unconditional right to issue an invoice and receive payment, regardless of whether revenue has been recognized. If revenue has not yet been recognized, a contract liability (deferred revenue) also is recorded. Balances were as follows as of March 31, 2021 and December 31, 2020:

	2021	2020
Accounts receivable, net of allowance for uncollectible accounts	$596,980	$478,723
Unbilled receivables	-	-
Deferred revenue	-	-
	$596,980	$478,723

Payment terms on invoiced amounts are typically 30 days. In instances where the timing of revenue recognition differs from the timing of the right to invoice, the Company has determined that a significant financing component generally does not exist. The primary purpose of the Company’s invoicing terms is to provide customers with simplified and predictable ways of purchasing the products and not to receive financing from or provide financing to the customer.

Property and equipment

Property and equipment are carried at cost. Depreciation of property and equipment is calculated using the straight-line method for financial reporting purposes over the estimated useful lives of the assets, which range from 5 to 7 years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2. Summary of significant accounting policies, continued

Intangible assets

Intangible assets are comprised of customer lists with estimated useful lives of ten years. Intangible assets are amortized over their estimated lives using an accelerated method. Costs incurred to renew or extend the term of recognized intangible assets are capitalized and amortized over the useful life of the asset.

Risks and uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk and credit risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, as well as decreases in the value of mortgage loans held for sale not committed to investors and commitments to originate loans, which may negatively impact the Company’s operations. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale or serviced by the Company.

The Company sells loans to investors without recourse. As such, the investors have assumed the risk of loss or default by the borrower. However, the Company is usually required by these investors to make certain standard representations and warranties relating to credit information, loan documentation and collateral. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these investors for any losses from borrower defaults. In addition, if loans pay-off within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the investors.

The Company’s business requires substantial cash to support its operating activities. As a result, the Company is dependent on its warehouse lines of credit and other financing facilities in order to finance its continued operations. If the Company’s principal lenders decided to terminate or not to renew any of these financing facilities with the Company, the loss of borrowing capacity could have a material adverse impact on the Company’s consolidated financial statements unless the Company found a suitable alternative source.

Federal income tax

The Company is a limited liability company taxed as a partnership for Federal income tax purposes. Therefore, the Company records no provision or liability for Federal income tax. Members of a limited liability company are individually taxed on their proportionate share of the Company’s earnings.

The Company is required to recognize, measure, classify, and disclose in the consolidated financial statements uncertain tax positions taken or expected to be taken in the Company’s tax returns. Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the consolidated financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company or its members will not be subject to additional tax, penalties and interest as a result of such challenge. The Company would recognize any penalties or interest in operating expenses. Generally, the Company’s tax returns remain open for Federal income tax examination for 3 years from the date of filing and for state franchise tax examination for 4 years from the date of filing.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2. Summary of significant accounting policies, continued

Derivative financial instruments

The Company adopted Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815-25, Accounting for Derivative Instruments and Hedging Activities. This standard requires that all derivatives be recognized as assets or liabilities in the consolidated balance sheets and measured at fair value.

The Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (interest rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. Accordingly, such commitments, along with any related fees from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the consolidated statements of operations in gain on sale of mortgage loans. Fair value is based upon changes in the fair value of the underlying mortgages, estimated to be realizable upon sale into the secondary market. Fair value estimates also take into account loan commitments not expected to be exercised by customers for whatever reason, commonly referred to as fall out.

The Company manages the interest rate risk associated with its outstanding interest rate lock commitments and loans held for sale by entering into derivative loan instruments such as forward loan sales commitments, mandatory delivery commitments, options and futures contracts, whereby the Company maintains the right to deliver residential loans to investors in the future at a specified yield. Fair value is based on the estimated amounts that the Company would receive or pay to terminate the commitment at the reporting date. The Company takes into account various factors and strategies in determining the portion of the mortgage pipeline it wants to economically hedge. Management expects the derivatives will experience changes in fair value opposite to changes in the fair value of the derivative loan commitments and loans held for sale, thereby reducing earnings volatility.

Impairment of long-lived assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances have indicated that an asset may not be recoverable and are grouped with other assets to the lowest level for which identifiable cash flows are largely independent of the cash flows of other groups of assets and liabilities (asset group). If the sum of the projected undiscounted cash flows (excluding interest charges) of an asset group is less than its carrying value and the fair value of an asset group is also less than its carrying value, the assets will be written down by the amount by which the carrying value of the asset group exceeded its fair value. However, the carrying amount of a finite-lived intangible asset can never be written down below its fair value. Any loss would be recognized in income from continuing operations in the period in which the determination is made. Management determined that no impairment of long-lived assets existed as of March 31, 2021 and December 31, 2020.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 3. Property and equipment

Property and equipment consisted of the following:

	March 31,	December 30,
	2021	2020
Leasehold improvements	$149,049	$149,049
Office furniture, fixtures and equipment	224,598	223,933
Computer software and equipment	295,721	262,247
	669,368	635,229

Less - accumulated depreciation	(310,577)	(289,999)

Net property and equipment	$358,791	$345,230

Depreciation expense for the three months ended March 31, 2021, and 2020 totaled $20,577, and $8,080, respectively, and is included in selling, general and administrative expenses.

Note 4. Mortgage loans held for sale

Mortgage loans held for sale were as follows:

	March 31,	December 31,
	2021	2020
Mortgage loans held for sale	$9,702,105	$14,825,896
Fair value adjustments	327,910	490,050
	$10,030,015	$15,315,946

Note 5. Intangible Assets

The Company has the following amounts related to intangible assets:

	March 31,	December 30,
Amortizable intangible assets - customer lists	2021	2020
Gross carrying amount	$5,138,355	$5,138,355

Less - accumulated amortization	(632,319)	(395,200)

	$4,506,036	$4,743,155

The aggregate amortization expense of the Company’s intangible assets for the three months ended March 31, 2021, and 2020 was $237,119 and $0, respectively. Estimated amortization expense for 2021 (remaining), 2022, 2023, 2024, 2025 is approximately $653,303, $759,620, $648,032, $552,837, $471,625, respectively, and $1,420,619 thereafter.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 6. Commitments and contingencies

Regulatory contingencies

The Company is subject to periodic audits and examinations, both formal and informal in nature, from various federal and state agencies, including those made as part of regulatory oversight of mortgage origination, servicing and financing activities. Such audits and examinations could result in additional actions, penalties or fines by state or federal governmental bodies, regulators or the courts.

Operating Leases

Operating leases in which the Company is the lessee are recorded as operating lease right-of-use (ROU) assets and operating lease liabilities, respectively, on the consolidated balance sheets. The Company does not currently have any significant finance leases in which it is the lessee. Operating lease ROU assets represent the Company’s right to use an underlying asset during the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement based on the present value of the remaining lease payments using a discount rate that represents the Company’s incremental borrowing rate at the lease commencement date. ROU assets are further adjusted for lease incentives. Operating lease expense, which is comprised of amortization of the ROU asset and the implicit interest accreted on the operating lease liability, is recognized on a straight-line basis over the lease term and is recorded in selling, general and administrative expenses.

The Company is obligated on leases for office facilities with various terms, including related party leases as described in Note 13. The Company also leases office facilities under month-to-month lease agreements. Certain lease arrangements contain extension options, which is typically one year, at the agreed rental rates. The leases also include termination options by either party with 30-day notice. As these extension options are generally considered reasonably certain of exercise, they are included in the lease term in determining the present value of the lease payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments. As of March 31, 2021 and December 31, 2020, operating lease ROU assets were $1,567,003 and $1,696,548, respectively, and operating lease liabilities were $1,590,101 and $1,721,566, respectively. The Company’s operating lease cost for the three months ended March 31, 2021 and 2020 was $ 147,323 and $59,775, respectively.

The table below summarizes other information related to the Company’s operating leases:

Cash paid for amounts included in the measurement of operating lease liabilities:	$147,323
Leased assets obtained in exchange for new operating lease liabilities	$-
Weighted average remaining lease term - operating leases, in years	2.77
Weighted average discount rate - operating leases	3.8%

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 6. Commitments and contingencies, continued

The future minimum lease obligations related to these leases are as follows:

Year ending December 31,	Unrelated	Related	Total
2021 (remaining)	$137,623	$224,175	$361,798
2022	116,417	298,900	415,317
2023	63,804	298,900	362,704
2024	63,804	298,900	362,704
2025	31,902	194,683	226,585

Total future minimum lease payments	413,550	1,315,558	1,729,108
Less: imputed interest	(33,246)	(105,761)	(139,007)

Total operating lease liabilities	$380,304	$1,209,797	$1,590,101

Commitments to extend credit

The Company enters into interest rate lock commitments with borrowers who have applied for residential mortgage loans and have met certain credit and underwriting criteria. These commitments expose the Company to market risk if interest rates change and the underlying loan is not economically hedged or committed to an investor. The Company is also exposed to credit loss if the loan is originated and not sold to an investor and the mortgagor does not perform. The collateral upon extension of credit typically consists of a first deed of trust in the mortgagor’s residential property. Commitments to originate loans do not necessarily reflect future cash requirements as some commitments are expected to expire without being drawn upon.

Note 7. Warehouse lines of credit

As a means of financing its mortgage loans held for sale, the Company entered into line of credit agreements for the purpose of temporarily warehousing mortgage loans pending the sale of the loans to an investor.

The Company maintains a warehousing credit and security agreement with a bank whereby the Company borrows funds to finance the origination or purchase of eligible mortgage loans. The Company pays interest equal to the greater of the Prime Rate less 0.75% or 3.85% per annum. The Prime Rate as of March 31, 2021 was 3.25%. The maximum funding limit of these loans was $15,000,000 at March 31, 2021 and December 31, 2020. The majority owners of the Company have personally guaranteed these loans. At March 31, 2021 and December 31, 2020, the outstanding balance on this warehouse line was $5,990,090 and $7,466,094, respectively. The credit agreement requires $1,000,000 of net worth, $750,000 working capital, and a debt to net worth ratio not exceeding 20 to 1. The agreement expires November 2021.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 7. Warehouse lines of credit, continued

The Company maintains a master loan warehouse agreement with a bank whereby the Company borrows funds to finance the origination or purchase of eligible mortgage loans. The Company pays interest equal to the greater of the mortgage interest rate of the underlying loan or 3.5%. The maximum funding limit of these loans was $10,000,000 at March 31, 2021 and December 31, 2020. The majority owners of the Company have personally guaranteed these loans. At March 31, 2021 and December 31, 2020, the outstanding balance on this warehouse line was $499,114 and $3,817,902. The credit agreement requires $500,000 in liquid assets per the agreement. The agreement expires in January 2022.

The Company maintains a master loan warehouse agreement with a bank whereby the Company borrows funds to finance the origination or purchase of eligible mortgage loans. The Company pays interest equal to the greater of the mortgage interest rate of the underlying loan or 4%. The maximum funding limit of these loans was $10,000,000 at March 31, 2021 and December 31, 2020. The majority owners of the Company have personally guaranteed these loans. At March 31, 2021 and December 31, 2020, the outstanding balance on this warehouse line was $3,015,646 and $3,217,551, respectively. The agreement allows for the Company to exceed the limit on the line at the bank’s discretion. The credit agreement requires $1,250,000 of net worth, $750,000 in liquid assets and a debt to net worth ratio not to exceed 12 to 1 per the agreement. The agreement expires in July 2021.

Note 8. Fair value measurements

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact, and (iv) willing to transact.

Authoritative guidance requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement costs). Valuation techniques should be consistently applied.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 8. Fair value measurements, continued

Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy are described as follows:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include:

•	Quoted prices for similar assets or liabilities in active markets;

•	Quoted prices for identical assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability; and

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A description of the valuation methodologies used for assets and liabilities measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure the financial instruments are recorded at fair value.

While management believes the Company’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Mortgage loans held for sale – The fair value of mortgage loans held for sale is determined, when possible, using quoted secondary-market prices or investor commitments. If no such quoted price exists, the fair value of a loan is determined using quoted prices for a similar asset or assets, adjusted for the specific attributes of that loan, which would be used by other market participants. These loans are considered Level 2 on the fair value hierarchy.

Derivative financial instruments – Derivative financial instruments are reported at fair value. Fair value is determined using a pricing model with inputs that are unobservable in the market or cannot be derived principally from or corroborated by observable market data. These instruments are considered Level 3 on the fair value hierarchy.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 9. Derivative instruments

The fair value determination of each derivative financial instrument categorized as Level 3 required one or more of the following unobservable inputs:

•	Agreed prices from Interest Rate Lock Commitments

•	Trade prices for derivative hedges

•	Closing prices at March 31, 2021 and December 31, 2020 for derivative hedges

Assets and liabilities measured at fair value on a recurring basis

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of March 31, 2021:

Description	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale	$-	$10,030,015	$-	$10,030,015
Derivative assets	-	-	241,035	241,035
Derivative liabilities	-	-	(241,726)	(241,726)

	$-	$10,030,015	$(691)	$10,029,324

The following are the major categories of assets and liabilities measured at fair value on a recurring basis as of December 31, 2020:

Description	Level 1	Level 2	Level 3	Total
Mortgage loans held for sale	$-	$15,315,946	$-	$15,315,946
Derivative assets	-	-	323,013	323,013
Derivative liabilities	-	-	(130,625)	(130,625)

	$-	$15,315,946	$192,388	$15,508,334

The Company enters into interest rate lock commitments (IRLCs) to originate residential mortgage loans held for sale, at specified interest rates and within a specific period of time (generally between 30 and 90 days), with customers who have applied for a loan and meet certain credit and underwriting criteria. These IRLCs meet the definition of a derivative and are reflected on the consolidated balance sheets at fair value with changes in fair value recognized in gain on sale of mortgage loans on the consolidated statements of operations. Unrealized gains and losses on the IRLCs, reflected as derivative assets and derivative liabilities, respectively, are measured based on the fair value of the underlying mortgage loan, quoted agency mortgage backed security (MBS) prices, estimates of the fair value of the MSRs and the probability that the mortgage loan will fund within the terms of the IRLC, net of commission expense and broker fees. The fair value of the forward loan sales commitment and mandatory delivery commitments being used to hedge the IRLCs and mortgage loans held for sale not committed to investors are based on quoted agency MBS prices.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 10. Concentrations

For the three months ended March 31, 2021 and March 31, 2020, the Company sold approximately 80% of its originated loans to five investors and approximately 90% of its originated loans to four investors, respectively. Management believes no risk is present under these arrangements due to an active market of investors available to purchase mortgage loans.

Note 11. Paycheck Protection Program loan payable

On March 10, 2021, the Company was granted a loan from a bank in the aggregate amount of $75,600, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), which was enacted March 27, 2020. Under the terms of the PPP, loans and accrued interest are forgivable after twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the forgiveness period. As of March 31, 2021, the Company has used the entire loan proceeds to fund its payroll expenses. The Company does not anticipate taking any action that would cause any portion of the loan to be ineligible for forgiveness. However, to the extent that any amount is deemed unforgivable, such amount is payable over two years at an interest rate of 1%, with a deferral of payments for the ten months following its covered period as defined in the Paycheck Protection Program Flexibility Act of 2020.

During the three months ended March 31, 2021, the Company’s PPP loan granted on April 29, 2020 of $474,259 was forgiven in full.

Note 12. Long-term debt

Long-term debt consisted of the following at March 31, 2021:

Term Note 1:

$784,744 promissory note with a remaining 5 year term including monthly payments of $8,527 of principal and interest at 4.25%, maturing on July 1, 2025.

Term Note 2:

$3,240,373 promissory note, maturing on May 1, 2022, including monthly payments of $51,148 of principal and interest at 4.25%.

Term Note 3:

$410,000 promissory note to be paid in full at maturity date of July 1, 2022.

E 4:9 Holdings, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 12. Long-term debt, continued

Term Note 4:

$1,095,858 promissory note, annual interest rate of 0.99%, to be paid at the end of each quarter, with quarterly payments of $50,000 until the note is paid in full in 2026.

Future annual maturities of long-term debt are as follows:

Years ending December 31,
2021 (remaining)	$621,024
2022	3,554,435
2023	275,756
2024	279,040
2025	704,863
Thereafter	95,857

$5,530,975

Note 13. Related party

During the three months ended March 31, 2021 and March 30, 2020, the Company incurred $74,725 and $32,602, respectively, of rent expenses for office space to an entity related through common ownership. This expense is included in selling, general, and administrative expenses in the consolidated statements of operations.

Note 14. Subsequent events

On April 1, 2021, the Company’s members purchased the remaining shares from the remaining ELG limited partners by issuing notes payable totaling $1,276,120. As a result, effective April 1, 2021, the Company owns 100% of ELG.

On April 16, 2021, the Company was acquired by Fathom Holdings, Inc., a public entity. As a result, all long-term debt, as described in Note 12 and notes payable issued on April 1, 2021, were paid in full at the date of the acquisition. Simultaneously, the Company discontinued its relationship with one of the warehouse lines of credit and closed the warehouse line.

The Company has evaluated subsequent events through June 30, 2021, the date on which the consolidated financial statements were available to be issued.